Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Third Quarter Fiscal 2024
Results of Operations
Highlights
▪Korn Ferry reports Q3 FY'24 fee revenue of $668.7 million, a year-over-year decrease of 2% at both actual and constant currency.
▪Net income attributable to Korn Ferry was $59.1 million, while diluted and adjusted diluted earnings per share were $1.13 and $1.07 in Q3 FY'24, respectively.
▪Operating income was $49.9 million with an operating margin of 7.5%, a 570bps increase compared to year-ago quarter, and Adjusted EBITDA was $101.7 million with an Adjusted EBITDA margin of 15.2%, a 110bps increase compared to year-ago quarter.
▪Consulting and Digital continued to show resilient business operations:
◦Consulting fee revenue grew 3% year-over-year with a 12% increase in average bill rate to $438 per hour.
◦Digital fee revenue grew 6% year-over-year with an 11% increase in Subscription & License fee revenue which approximated $33.0 million in the quarter.
▪The Company repurchased 382,500 shares of stock during the quarter for $21.0 million.
▪Declared a quarterly dividend of $0.33 per share on March 5, 2024, which is payable on April 15, 2024 to stockholders of record on March 27, 2024.

Los Angeles, CA, March 6, 2024 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced third quarter fee revenue of $668.7 million. In addition, third quarter diluted earnings per share was $1.13 and adjusted diluted earnings per share was $1.07.
“I am pleased with our third quarter results, as we generated $669 million in fee revenue, down 2% year-over-year, with our non-search offerings providing a substantial buffer against the more cyclically sensitive recruiting offerings. Earnings and profitability increased year-over-year and sequentially as we delivered $102 million of Adjusted EBITDA, at a 15.2% margin,” said Gary D. Burnison, CEO, Korn Ferry.
“Fee revenue from Consulting and Digital (up 3% and 6% over the prior year, respectively), when combined with our Interim fee revenue, now generate 50% of our top line. Our Consulting bill rate increased 12% and our Digital subscription and license fee revenue increased 11%,” Burnison added. “The strategy is clearly working – I am enormously proud of our organization and the results demonstrate the resiliency and potential for Korn Ferry.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$668.7	$680.8	$2,071.9	$2,104.5
Total revenue	$676.9	$686.8	$2,095.6	$2,125.7
Operating income	$49.9	$12.5	$129.5	$243.8
Operating margin	7.5%	1.8%	6.2%	11.6%
Net income attributable to Korn Ferry	$59.1	$11.2	$104.0	$162.0
Basic earnings per share	$1.14	$0.21	$2.00	$3.07
Diluted earnings per share	$1.13	$0.21	$1.99	$3.05

Adjusted Results (b):	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$101.7	$96.1	$295.9	$359.4
Adjusted EBITDA margin	15.2%	14.1%	14.3%	17.1%
Adjusted net income attributable to Korn Ferry (c)	$55.8	$53.0	$158.3	$209.1
Adjusted basic earnings per share (c)	$1.07	$1.01	$3.04	$3.96
Adjusted diluted earnings per share (c)	$1.07	$1.01	$3.03	$3.93
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$4.4	$1.6	$4.4
Impairment of right of use assets	$—	$5.5	$1.6	$5.5
Integration/acquisition costs	$3.9	$2.5	$13.1	$9.5
Restructuring charges, net	$4.6	$41.2	$68.6	$41.2
(c)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.
The Company reported fee revenue in Q3 FY'24 of $668.7 million, a year-over-year decrease of 2% at both actual and constant currency. Fee revenue decreased primarily due to decreases in our permanent placement talent acquisition offerings. This decrease was due to a decline in demand driven by uncertain and challenging global economic environment. This was partially offset by the increases in Consulting and Digital fee revenue, as well as in the Interim portion of Professional Search & Interim, resulting from the acquisition of Salo ('the Acquisition") which was effective February 1, 2023.
Operating margin was 7.5% in Q3 FY'24, compared to 1.8% in the year-ago quarter, an increase of 570bps. Adjusted EBITDA margin was 15.2% in Q3 FY'24, compared to 14.1% in the year-ago quarter, an increase of 110bps. Net income attributable to Korn Ferry was $59.1 million in Q3 FY'24, compared to $11.2 million in Q3 FY'23 and Adjusted EBITDA was $101.7 million in Q3 FY'24 compared to $96.1 million in Q3 FY'23.
Operating income and margin increased compared to the year-ago quarter primarily due to 1) lower restructuring charges, net recorded in Q3 FY'24 compared to the year-ago quarter, 2) a decrease in compensation and benefits expense driven by the previous quarter's cost reduction actions, and 3) a decrease in charges for impairment of fixed and right of use assets in the year-ago quarter. This increase was partially offset by the decrease in fee revenue discussed above, and higher cost of services expense associated with the acquired Interim businesses. Net income attributable to Korn Ferry increased due to the same factors discussed above.
Adjusted EBITDA and margin increased due to the previous quarter's cost reduction actions, partially offset by the decrease in fee revenue discussed above and an increase in cost of services expense associated with the acquired businesses.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$166.9	$162.2	$512.8	$501.7
Total revenue	$169.9	$164.4	$521.7	$509.0

Ending number of consultants and execution staff (b)	1,687	1,877	1,687	1,877
Hours worked in thousands (c)	381	414	1,239	1,340
Average bill rate (d)	$438	$392	$414	$374

Adjusted Results (e):	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$27.8	$23.3	$81.9	$83.9
Adjusted EBITDA margin	16.7%	14.4%	16.0%	16.7%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$2.8	$—	$2.8
Impairment of right of use assets	$—	$3.1	$0.6	$3.1
Restructuring charges, net	$1.1	$10.8	$18.9	$10.8
Fee revenue was $166.9 million in Q3 FY'24 compared to $162.2 million in Q3 FY'23, an increase of $4.7 million or 3% at both actual and constant currency. The increase in Consulting fee revenue was primarily driven by growth in our organizational strategy offering.
Adjusted EBITDA was $27.8 million in Q3 FY'24 compared to Adjusted EBITDA of $23.3 million, in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 230bps from 14.4% last year to 16.7% this year. This increase in Adjusted EBITDA and Adjusted EBITDA margin resulted primarily from the increase in fee revenue discussed above, combined with the previous quarter's cost reduction actions, partially offset by an increase in cost of services expense.

Selected Digital Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$90.3	$85.1	$275.4	$263.2
Total revenue	$90.4	$85.1	$275.6	$263.5

Ending number of consultants	275	365	275	365
Subscription & License fee revenue	$32.8	$29.6	$97.7	$88.1

Adjusted Results (b):	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$27.4	$22.2	$80.7	$73.9
Adjusted EBITDA margin	30.3%	26.0%	29.3%	28.1%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$1.5	$1.5	$1.5
Impairment of right of use assets	$—	$1.7	$—	$1.7
Restructuring charges, net	$0.6	$2.9	$9.5	$2.9
Fee revenue was $90.3 million in Q3 FY'24 compared to $85.1 million in Q3 FY'23, an increase of $5.2 million or 6% at both actual and constant currency. The increase was primarily driven by increases in leadership and professional development and assessment & succession solutions.
Adjusted EBITDA was $27.4 million in Q3 FY'24 compared to $22.2 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 430bps from 26.0% last year to 30.3% this year. The increase in Adjusted EBITDA and margin was mainly driven by the increase in fee revenue discussed above.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$199.3	$212.0	$607.5	$663.2
Total revenue	$201.2	$213.8	$613.5	$668.7

Ending number of consultants	562	616	562	616
Average number of consultants	574	619	582	601
Engagements billed	3,469	4,080	7,269	8,272
New engagements (c)	1,367	1,516	4,349	4,835

Adjusted Results (d):	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$43.4	$46.4	$125.6	$163.2
Adjusted EBITDA margin	21.8%	21.9%	20.7%	24.6%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$—	$0.1	$—
Impairment of right of use assets	$—	$—	$0.9	$—
Restructuring charges, net	$2.3	$19.4	$28.2	$19.4
Fee revenue was $199.3 million and $212.0 million in Q3 FY'24 and Q3 FY'23, respectively, a year-over-year decrease of $12.7 million or 6% (down 7% on a constant currency basis). The decrease in fee revenue was primarily driven by a decline in executive search activity, resulting from the uncertain and challenging global economic environment.
Adjusted EBITDA was $43.4 million in Q3 FY'24 compared to Adjusted EBITDA of $46.4 million in the year-ago quarter. The decrease in Adjusted EBITDA was primarily due to the decrease in fee revenue discussed above, partially offset by the previous quarter's cost reduction actions. Despite the year-over-year decrease in fee revenue and Adjusted EBITDA, Adjusted EBITDA margin remained essentially flat year-over-year due to the previous quarter's cost reduction actions.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$130.9	$118.0	$411.5	$351.7
Total revenue	$131.8	$118.6	$414.3	$354.4

Permanent Placement:
Fee revenue	$52.4	$65.0	$167.2	$218.5
Engagements billed	1,901	2,428	4,511	6,104
New engagements (b)	995	1,460	3,414	5,122
Ending number of consultants	344	448	344	448
Interim:
Fee revenue	$78.5	$53.0	$244.3	$133.1
Average bill rate (c)	$129	$107	$126	$110
Average weekly billable consultants (d)	1,283	1,061	1,352	878

Adjusted Results (e):	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$23.8	$22.0	$73.7	$83.6
Adjusted EBITDA margin	18.2%	18.6%	17.9%	23.8%
_____________________
(a)Numbers may not total due to rounding.
(b)Represents new engagements opened in the respective period.
(c)Fee revenue from interim divided by the number of hours worked by consultants.
(d)The number of billable consultants based on a weekly average in the respective period.
(e)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of fixed assets	$—	$0.1	$—	$0.1
Impairment of right of use assets	$—	$0.6	$—	$0.6
Integration/acquisition costs	$3.8	$1.7	$12.7	$6.6
Restructuring charges, net	$—	$4.8	$3.8	$4.8
Fee revenue was $130.9 million in Q3 FY'24, an increase of $12.9 million or 11% at both actual and constant currency. The increase in fee revenue was mainly driven by additional fee revenue from the Acquisition, partially offset by a decrease in permanent placement fee revenue.
Adjusted EBITDA was $23.8 million in Q3 FY'24 compared to $22.0 million in the year-ago quarter. The increase in Adjusted EBITDA was primarily due to the increase in fee revenue discussed above and the previous quarter's cost reduction actions, partially offset by higher cost of services expense due to the Acquisition. Adjusted EBITDA margin declined slightly (40bps) year-over-year due to the factors noted above as well as a change in the mix of fee revenue which included more Interim fee revenue, which has lower profitability but is less cyclical as compared to professional search permanent placement which comprised a greater portion of fee revenue in the year-ago quarter.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Fee revenue	$81.2	$103.5	$264.7	$324.8
Total revenue	$83.6	$104.9	$270.5	$330.1

Remaining revenue under contract (b)	$695.8	$836.9	$695.8	$836.9
RPO new business (c)	$122.1	$44.0	$311.2	$482.7

Adjusted Results (d):	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Adjusted EBITDA	$9.3	$9.8	$28.6	$43.6
Adjusted EBITDA margin	11.4%	9.5%	10.8%	13.4%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’24	FY’23	FY’24	FY’23
Impairment of right of use assets	$—	$0.1	$0.1	$0.1
Restructuring charges, net	$0.7	$3.1	$7.9	$3.1
Fee revenue was $81.2 million in Q3 FY'24, a decrease of $22.3 million or 22% at both actual and constant currency basis. RPO fee revenue decreased due to reduced demand for the number of placements being requested by existing clients as a result of the challenging global economic environment as well as a continuation of clients "labor hoarding".
Adjusted EBITDA was $9.3 million in Q3 FY'24 compared to $9.8 million in the year-ago quarter. The decrease resulted from the decline in fee revenue which was partially offset by cost reductions taken in the previous quarter. Despite the year-over-year decrease in fee revenue and Adjusted EBITDA, Adjusted EBITDA margin increased 190bps year-over-year from 9.5% to 11.4% due to the previous quarter's cost reduction actions.

Outlook
Assuming worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q4 FY’24 fee revenue is expected to be in the range of $675 million and $695 million; and
▪Q4 FY’24 diluted earnings per share is expected to range between $1.06 to $1.14.
On a consolidated adjusted basis:
▪Q4 FY’24 adjusted diluted earnings per share is expected to be in the range from $1.09 to $1.17.

	Q4 FY’24 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.06	$1.14
Integration/acquisition and restructuring charges	0.05	0.05
Tax Rate Impact	(0.02)	(0.02)
Consolidated adjusted diluted earnings per share(1)	$1.09	$1.17
______________________
(1)Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected demand for and relevance of our products and services, our workforce reduction plan, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, interest rates, global slowdowns, or recessions, competition, geopolitical tensions, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governance matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property ("IP"), our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the expansion of social media platforms, the ability to effect acquisitions and integrate acquired businesses, including Salo, resulting organizational changes, our indebtedness, those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets, and restructuring charges, net of income tax effect and to exclude a $9.7 million non-recurring tax benefit from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets, and restructuring charges, net of income tax effect, and to exclude a $9.7 million non-recurring tax benefit from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right of use assets and restructuring charges, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets primarily due to software impairment charge in our Digital segment in FY'24 and impairment on leasehold improvements due to terminating and deciding to sublease some of our office leases in FY'23, 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices, 4) Restructuring charges, net to align workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic and geopolitical uncertainty and 5) to exclude a $9.7 million non-recurring tax benefit from actions taken in connection with the worldwide minimum tax that resulted in the release of a valuation allowance. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023

	(unaudited)
Fee revenue	$668,679	$680,782	$2,071,871	$2,104,534
Reimbursed out-of-pocket engagement expenses	8,194	6,063	23,711	21,178
Total revenue	676,873	686,845	2,095,582	2,125,712

Compensation and benefits	456,216	479,382	1,389,956	1,409,774
General and administrative expenses	62,661	72,785	194,315	202,328
Reimbursed expenses	8,194	6,063	23,711	21,178
Cost of services	75,814	57,903	231,516	157,152
Depreciation and amortization	19,509	17,037	58,075	50,359
Restructuring charges, net	4,612	41,162	68,558	41,162
Total operating expenses	627,006	674,332	1,966,131	1,881,953

Operating income	49,867	12,513	129,451	243,759
Other income, net	23,817	13,097	23,559	4,824
Interest expense, net	(4,946)	(5,378)	(16,282)	(20,088)
Income before provision for income taxes	68,738	20,232	136,728	228,495
Income tax provision	9,018	8,463	29,779	63,575
Net income	59,720	11,769	106,949	164,920
Net income attributable to noncontrolling interest	(649)	(522)	(2,984)	(2,885)
Net income attributable to Korn Ferry	$59,071	$11,247	$103,965	$162,035

Earnings per common share attributable to Korn Ferry:
Basic	$1.14	$0.21	$2.00	$3.07
Diluted	$1.13	$0.21	$1.99	$3.05

Weighted-average common shares outstanding:
Basic	51,126	51,278	51,129	51,639
Diluted	51,343	51,431	51,329	51,999

Cash dividends declared per share:	$0.33	$0.15	$0.69	$0.45

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2024	2023	% Change	2024	2023	% Change
Fee revenue:
Consulting	$166,947	$162,155	3.0%	$512,830	$501,731	2.2%
Digital	90,317	85,071	6.2%	275,395	263,161	4.6%
Executive Search:
North America	121,449	132,810	(8.6%)	381,459	426,839	(10.6%)
EMEA	48,999	48,960	0.1%	138,873	140,661	(1.3%)
Asia Pacific	21,324	22,621	(5.7%)	65,167	72,410	(10.0%)
Latin America	7,541	7,654	(1.5%)	22,041	23,283	(5.3%)
Total Executive Search (a)	199,313	212,045	(6.0%)	607,540	663,193	(8.4%)
Professional Search & Interim	130,890	117,980	10.9%	411,453	351,670	17.0%
RPO	81,212	103,531	(21.6%)	264,653	324,779	(18.5%)
Total fee revenue	668,679	680,782	(1.8%)	2,071,871	2,104,534	(1.6%)
Reimbursed out-of-pocket engagement expenses	8,194	6,063	35.1%	23,711	21,178	12.0%
Total revenue	$676,873	$686,845	(1.5%)	$2,095,582	$2,125,712	(1.4%)
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	January 31, 2024	April 30, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$736,797	$844,024
Marketable securities	45,727	44,837
Receivables due from clients, net of allowance for doubtful accounts of $50,302 and $44,377 at January 31, 2024 and April 30, 2023, respectively	589,717	569,601
Income taxes and other receivables	63,020	67,512
Unearned compensation	60,071	63,476
Prepaid expenses and other assets	49,377	49,219
Total current assets	1,544,709	1,638,669

Marketable securities, non-current	204,326	179,040
Property and equipment, net	163,600	161,876
Operating lease right-of-use assets, net	167,441	142,690
Cash surrender value of company-owned life insurance policies, net of loans	216,450	197,998
Deferred income taxes	121,267	102,057
Goodwill	909,330	909,491
Intangible assets, net	95,151	114,426
Unearned compensation, non-current	111,286	103,607
Investments and other assets	22,765	24,590
Total assets	$3,556,325	$3,574,444

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$46,368	$53,386
Income taxes payable	23,599	19,969
Compensation and benefits payable	423,268	532,934
Operating lease liability, current	36,895	45,821
Other accrued liabilities	312,511	324,150
Total current liabilities	842,641	976,260

Deferred compensation and other retirement plans	427,464	396,534
Operating lease liability, non-current	151,159	119,220
Long-term debt	396,755	396,194
Deferred tax liabilities	5,709	5,352
Other liabilities	25,186	27,879
Total liabilities	1,848,914	1,921,439

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 77,511 and 76,693 shares issued and 52,345 and 52,269 shares outstanding at January 31, 2024 and April 30, 2023, respectively	428,413	429,754
Retained earnings	1,378,140	1,311,081
Accumulated other comprehensive loss, net	(102,930)	(92,764)
Total Korn Ferry stockholders' equity	1,703,623	1,648,071
Noncontrolling interest	3,788	4,934
Total stockholders' equity	1,707,411	1,653,005
Total liabilities and stockholders' equity	$3,556,325	$3,574,444

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023

Net income attributable to Korn Ferry	$59,071	$11,247	$103,965	$162,035
Net income attributable to non-controlling interest	649	522	2,984	2,885
Net income	59,720	11,769	106,949	164,920
Income tax provision	9,018	8,463	29,779	63,575
Income before provision for income taxes	68,738	20,232	136,728	228,495
Other income, net	(23,817)	(13,097)	(23,559)	(4,824)
Interest expense, net	4,946	5,378	16,282	20,088
Operating income	49,867	12,513	129,451	243,759
Depreciation and amortization	19,509	17,037	58,075	50,359
Other income, net	23,817	13,097	23,559	4,824
Integration/acquisition costs (1)	3,899	2,456	13,057	9,472
Impairment of fixed assets (2)	—	4,375	1,575	4,375
Impairment of right of use assets (3)	—	5,471	1,629	5,471
Restructuring charges, net (4)	4,612	41,162	68,558	41,162
Adjusted EBITDA	$101,704	$96,111	$295,904	$359,422

Operating margin	7.5%	1.8%	6.2%	11.6%
Depreciation and amortization	2.9%	2.5%	2.8%	2.4%
Other income, net	3.5%	1.9%	1.2%	0.2%
Integration/acquisition costs (1)	0.6%	0.4%	0.6%	0.4%
Impairment of fixed assets (2)	—%	0.7%	0.1%	0.2%
Impairment of right of use assets (3)	—%	0.8%	0.1%	0.3%
Restructuring charges, net (4)	0.7%	6.0%	3.3%	2.0%
Adjusted EBITDA margin	15.2%	14.1%	14.3%	17.1%

Net income attributable to Korn Ferry	$59,071	$11,247	$103,965	$162,035
Integration/acquisition costs (1)	3,899	2,456	13,057	9,472
Impairment of fixed assets (2)	—	4,375	1,575	4,375
Impairment of right of use assets (3)	—	5,471	1,629	5,471
Restructuring charges, net (4)	4,612	41,162	68,558	41,162
Tax effect on the adjusted items (5)	(2,092)	(11,705)	(20,763)	(13,410)
Tax adjustment (6)	(9,714)	—	(9,714)	—
Adjusted net income attributable to Korn Ferry	$55,776	$53,006	$158,307	$209,105

Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment in FY'24 and impairment on leasehold improvements due to terminating and deciding to sublease some of our office leases in FY'23.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges incurred to align our workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic geopolitical uncertainty.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.
(6)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023

Basic earnings per common share	$1.14	$0.21	$2.00	$3.07
Integration/acquisition costs (1)	0.07	0.05	0.25	0.18
Impairment of fixed assets (2)	—	0.08	0.03	0.08
Impairment of right of use assets (3)	—	0.10	0.03	0.10
Restructuring charges, net (4)	0.09	0.80	1.32	0.79
Tax effect on the adjusted items (5)	(0.04)	(0.23)	(0.40)	(0.26)
Tax adjustment (6)	(0.19)	—	(0.19)	—
Adjusted basic earnings per share	$1.07	$1.01	$3.04	$3.96

Diluted earnings per common share	$1.13	$0.21	$1.99	$3.05
Integration/acquisition costs (1)	0.07	0.05	0.25	0.18
Impairment of fixed assets (2)	—	0.08	0.03	0.08
Impairment of right of use assets (3)	—	0.10	0.03	0.10
Restructuring charges, net (4)	0.09	0.80	1.32	0.78
Tax effect on the adjusted items (5)	(0.04)	(0.23)	(0.40)	(0.26)
Tax adjustment (6)	(0.18)	—	(0.19)	—
Adjusted diluted earnings per share	$1.07	$1.01	$3.03	$3.93

Explanation of Non-GAAP Adjustments
(1)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment in FY'24 and impairment on leasehold improvements due to terminating and deciding to sublease some of our office leases in FY'23.
(3)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our office leases.
(4)Restructuring charges incurred to align our workforce to the challenging macroeconomic business environment arising from persistent inflationary pressures, rising interest rates and global economic geopolitical uncertainty.
(5)Tax effect on integration/acquisition costs, impairment of fixed assets and right of use assets, and restructuring charges, net.
(6)Due to actions taken in connection with the worldwide minimum tax, the Company recorded a $9.7 million non-recurring tax benefit in the quarter ended January 31, 2024 that resulted in the release of a valuation allowance, which is included in the Company's US GAAP results but excluded from the Adjusted results.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended January 31,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

	(dollars in thousands)
Consulting	$166,947	$169,929	$27,812	16.7%	$162,155	$164,414	$23,305	14.4%
Digital	90,317	90,394	27,370	30.3%	85,071	85,087	22,153	26.0%
Executive Search:
North America	121,449	123,059	29,382	24.2%	132,810	134,255	30,446	22.9%
EMEA	48,999	49,171	7,799	15.9%	48,960	49,195	7,981	16.3%
Asia Pacific	21,324	21,384	4,500	21.1%	22,621	22,694	5,538	24.5%
Latin America	7,541	7,543	1,750	23.2%	7,654	7,658	2,462	32.2%
Total Executive Search	199,313	201,157	43,431	21.8%	212,045	213,802	46,427	21.9%
Professional Search & Interim	130,890	131,824	23,795	18.2%	117,980	118,616	21,969	18.6%
RPO	81,212	83,569	9,291	11.4%	103,531	104,926	9,849	9.5%
Corporate	—	—	(29,995)		—	—	(27,592)
Consolidated	$668,679	$676,873	$101,704	15.2%	$680,782	$686,845	$96,111	14.1%

	Nine Months Ended January 31,
	2024				2023
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$512,830	$521,675	$81,920	16.0%	$501,731	$508,994	$83,944	16.7%
Digital	275,395	275,563	80,678	29.3%	263,161	263,479	73,855	28.1%
Executive Search:
North America	381,459	386,405	87,574	23.0%	426,839	431,286	112,164	26.3%
EMEA	138,873	139,621	19,056	13.7%	140,661	141,443	24,577	17.5%
Asia Pacific	65,167	65,454	14,690	22.5%	72,410	72,669	18,723	25.9%
Latin America	22,041	22,050	4,296	19.5%	23,283	23,289	7,686	33.0%
Total Executive Search	607,540	613,530	125,616	20.7%	663,193	668,687	163,150	24.6%
Professional Search & Interim	411,453	414,348	73,746	17.9%	351,670	354,430	83,587	23.8%
RPO	264,653	270,466	28,617	10.8%	324,779	330,122	43,562	13.4%
Corporate	—	—	(94,673)		—	—	(88,676)
Consolidated	$2,071,871	$2,095,582	$295,904	14.3%	$2,104,534	$2,125,712	$359,422	17.1%